                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549



                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) February 20, 1998
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                                 CENTOCOR, INC.
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             (Exact name of registrant as specified in its charter)


          Pennsylvania                0-11103           23-2117202
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        (State or other    (Commission file   (IRS Employer
        jurisdiction of    number)            Identification No.)
        incorporation)


200 Great Valley Parkway, Malvern, Pennsylvania         19355
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(Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code (215) 651-6000
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                                Not applicable
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         (Former name or former address, if changed since last report)



Item 5.  Other Events.
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     On February 20, 1998, Centocor, Inc. announced that it has completed its previously announced offering of Convertible Subordinated Debentures due 2005. The size of the offering was increased to $460 million, after giving effect to the exercise in full of the over-allotment option. The Debentures have an annual coupon of 4 3/4%, are convertible into common stock at $49.261 per share, and are not redeemable for three years. The Debentures have not been registered under the Securities Act of 1933. Accordingly, the Debentures may not be offered or sold in the United States, absent registration or an applicable exemption from the Securities Act registration requirements. Most of the net proceeds of the offering are expected to be used to pay the $335 million purchase price for the Company's previously announced acquisition of the U.S. and Canadian product rights for RETAVASE (reteplase). The balance will be used to fund, in part, planned capital expenditures and, subject to approval by the Company's Board of Directors, to redeem the Company's outstanding 6 3/4% debentures. A copy of the press release relating to this announcement is attached as Exhibit 99.1.



Item 7.  Financial Statements and Exhibits.
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    (c)  Exhibits:
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       (99.1)  Press release dated February 20, 1998.



                                  SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 CENTOCOR, INC.
                                 Registrant



Dated:  February 20, 1998    By: /s/ George D. Hobbs
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                                 George D. Hobbs, Vice President,
                                   Corporate Counsel and
                                   Secretary